As filed with the Securities and Exchange Commission is March 20, 1998.
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933



                              BELL & HOWELL COMPANY
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                            36-80106
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)           Identification No.)

                              5215 OLD ORCHARD ROAD
                           SKOKIE, ILLINOIS 60077-1076
                    (Address of Principal Executive Offices)

                              BELL & HOWELL COMPANY
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                  GARY S. SALIT
                         CORPORATE COUNSEL AND SECRETARY
                              5215 OLD ORCHARD ROAD
                                SKOKIE, ILLINOIS
                     (Name and Address of Agent For Service)

                                 (847) 470-7100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                          Proposed      Proposed
      Title of                            Maximum       Maximum
     Securities              Amount       Offering      Aggregate     Amount of
        to be               to be          Price        Offering   Registration
     Registered          Registered<F1>  Per Share<F2>  Price<F2>       Fee


Common Stock, $.001 par 2,160,000 Shares    $27.00     $58,320,000  $17,204.40
share value

<F1>      An indeterminate number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

<F2>      Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 17, 1998.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The following documents are incorporated by reference into this registration statement:

          (1) The Annual Report of Bell & Howell Company (the "Company") on Form 10-K for the year ended December 28, 1996, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (2) The Quarterly Reports of the Company on Form 10-Q for the first three quarters of Fiscal 1997 heretofore filed by the Company with the Commission pursuant to the 1934 Act.

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

          The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Certain provisions of the General Corporation Law of the State of Delaware provide that the Company may indemnify the directors and officers of the Company and affiliated companies against liabilities and expenses incurred by reason of the fact that such persons were serving in such capacities, subject to certain limitations and conditions set forth in the statute. The Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

          The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          Reference is made to the Exhibit Index.

Item 9.  Undertakings.

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of March, 1998.

                                   BELL & HOWELL COMPANY

                                   By: /s/James P. Roemer

                                     James P. Roemer
                                     Chairman of the Board, President and Chief
                                     Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. White, James P. Roemer, Nils A. Johansson and Stuart T. Lieberman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Bell & Howell Company) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 18th day of March, 1998.

            Signature                         Title


       /s/ James P. Roemer       Chairman of the Board,
         James P. Roemer         President, Chief Executive
                                 Officer and Director


        /s/ Nils A. Johansson    Executive Vice President,
        Nils A. Johansson        Chief Financial Officer and
                                 Director


     /s/ Stuart T. Lieberman     Vice President, Controller and
       Stuart T. Lieberman       Chief Accounting Officer


      /s/ David Bonderman        Director
         David Bonderman


      /s/ David G. Brown         Director
         David G. Brown


     /s/ J. Taylor Crandall      Director
       J. Taylor Crandall


    /s/ Daniel L. Doctoroff      Director
       Daniel L. Doctoroff


   /s/ William E. Oberndorf      Director
      William E. Oberndorf


     /s/ Gary L. Roubos          Director
         Gary L. Roubos


       /s/ John H. Scully        Director
         John H. Scully


      /s/ William J. White       Director
        William J. White




                                  EXHIBIT INDEX

Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.


Exhibit Number                   Description

  4.1     Amended and Restated Certificate of Incorporation of Registrant.

  4.2     Amended and Restated By-laws of Registrant.

   5      Opinion (including consent) of McDermott, Will & Emery.

  23.1    Consent of KPMG Peat Marwick LLP.

  23.2    Consent of McDermott, Will & Emery (included in Exhibit 5).

   24     Power of Attorney (included on signature page).